HIGHLY CONFIDENTIAL ℠ Utz Brands, Inc. Q4 2020 Earnings Presentation March 18, 2021 1

℠ Disclaimer 2 Forward-Looking Statements Certain statements made herein are not historical facts but are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. The forward-looking statements generally are accompanied by or include, without limitation, statements such as “will”, “expect”, “intends”, “goal” or other similar words, phrases or expressions. These forward-looking statements include the expected effects from the COVID-19 outbreak, future plans for Utz Brands, Inc. (the “Company”), the estimated or anticipated future results and benefits of the Company’s future plans and operations, future capital structure, future opportunities for the Company, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These statements are subject to a number of risks and uncertainties and the Company’s business and actual results may differ materially. Factors that may cause such differences include, but are not limited to: the risk that the recently completed business combination with Collier Creek Holdings and other acquisitions recently completed by Utz (collectively, the “Business Combinations”) disrupt plans and operations; the ability to recognize the anticipated benefits of such Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the outcome of any legal proceedings that may be instituted against the Company following the consummation of such Business Combinations; changes in applicable law or regulations; costs related to the Business Combinations; the inability of the Company to maintain the listing of the Company’s Class A Common Stock on the New York Stock Exchange; the inability of the Company to develop and maintain effective internal controls; the risk that the Company’s gross profit margins may be adversely impacted by a variety of factors, including variations in raw materials pricing, retail customer requirements and mix, sales velocities and required promotional support; changes in consumers’ loyalty to the Company’s brands due to factors beyond the Company’s control; changes in demand for the Company’s products affected by changes in consumer preferences and tastes or if the Company is unable to innovate or market its products effectively; costs associated with building brand loyalty and interest in the Company’s products, which may be affected by the Company’s competitors’ actions that result in the Company’s products not suitably differentiated from the products of competitors; fluctuations in results of operations of the Company from quarter to quarter because of changes in promotional activities; the possibility that the Company may be adversely affected by other economic, business or competitive factors; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “Commission”) for the fiscal year ended January 3, 2021 and other reports filed by the Company with the Commission. In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this communication. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date, and cautions investors not to place undue reliance on any such forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication. Utz cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Utz does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as otherwise required by law. Non-GAAP Financial Measures This presentation includes certain financial measures not presented in accordance with U.S. generally accepted accounting principles (“GAAP”) including, but not limited to, Pro Forma Net Sales, Adjusted Gross Profit, Pro Forma Adjusted Gross Profit, Adjusted SG&A, EBITDA, Adjusted EBITDA, Further Adjusted EBITDA, Normalized Further Adjusted EBITDA, Adjusted Net Income and certain ratios and other metrics derived there from. These non-GAAP financial measures do not represent financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations and definitions of these non-GAAP measures to the most directly comparable GAAP measures are set forth in the appendix to this presentation. We believe (i) these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the financial condition and results of operations of the Company to date; and (ii) that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

HIGHLY CONFIDENTIAL Business Overview Dylan Lissette, Chief Executive Officer 3

℠ 4 2020 Highlights  Retail sales increased 15% to $1.3B outpacing category growth of 9%, making Utz the #3 brand platform in U.S. Salty Snacks(1) and one of the fastest growing salty snack platforms of scale  Power Brands retail sales grew 17% and Expansion and Emerging geographies grew 20% and 19%, in FY 2020, respectively, more than 2x the Salty Snacks category(2)  Added over 3M buyers of Utz products(3) since the prior year – the most of any salty snack company and almost 2x the next closest competitor – and our repeat rate increased to 70%  Strong adjusted gross margin(4) expansion of approximately 270bps driven by higher volume, price/mix, and lower commodity costs, with progress on productivity initiatives heading into 2021  Closed acquisitions of H.K. Anderson (November 2, 2020), Truco Enterprises / ON THE BORDER® tortilla chips, salsa and queso brand (December 14, 2020) and Vitner’s on (February 8, 2021) (1) IRI MULO+C for the Salty Snacks category for the last 52 weeks ended December 27, 2020 on a pro forma basis and excludes Salsa and Queso. (2) IRI Custom Panel, Total US MULO + C, 13-weeks and 52-weeks ended December 27, 2020 ; % YoY Growth compared to the comparable period in the prior year on a pro forma basis. (3) IRI Custom Panel, Total US - All Outlets, Repeat in 52-week period ended December 27, 2020 ; “Buyers” equivalent to est. households. # of Buyers and Dollars per Buyer on a pro forma basis. (4) Adjusted Gross Margin is a non-GAAP financial measures. See appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. We are actively deploying our value creation strategies to reduce costs and enhance margins, reinvest to accelerate revenue growth, and continue strategic acquisitions

℠ Strong Top-line and Bottom-line Growth 5 4Q’20(1) FY20(1) Net Sales Growth +22.1% +25.5% Pro Forma Net Sales Growth(2) +6.8% +11.9% Gross Profit Growth +24.2% +31.1% Adjusted Gross Profit Growth +27.5% +35.0% Adjusted Gross Margin 36.7% 37.9% % of Net sales Change +155bps +267bps Adjusted EBITDA Growth +104.8% +54.8% Adjusted EBITDA Margin 13.8% 13.9% % of Net Sales Change +555bps +263bps Note: Pro Forma Net Sales, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin are non-GAAP financial measures. See appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. (1) Q4 2020 and FY20 results benefited from the impact of the 53rd week and contributions from acquisitions. The company estimates the “extra week” contributed approximately $16M in Net Sales and $3M in Adjusted EBITDA. (2) Assumes the Company owned Kennedy Endeavors, Kitchen Cooked, H.K. Anderson and Truco Enterprises on the first day of fiscal 2019. Pro forma net sales are estimated on a comparable 13-week and 52-week basis.

℠ 6 13 W ee ks En di ng 1 2/ 27 /2 0 52 W ee ks En di ng 1 2/ 27 /2 0 Source: IRI, Total US MULO + C. on a pro forma basis. (1) Based on 52-week period ended December 27, 2020. Q4 Retail Sales Significantly Outpaced the Category Total Sub-Category Total Salty Snacks Potato Chips Tortilla Chips Cheese Snacks Pretzels Popcorn Pork Rinds Sub-Category Retail Sales YoY Change Utz Rank(1) Utz Retail Sales(1) #3 $1.3B Salsa Queso #4 $541M #3 $259M #2 $152M #3 $134M #3 $80M #8 $19M #4 $53M #3 $16M Major sub-categories are driving growth 7.1% 5.9% 7.1% 6.3% 5.9% (2.0%) 8.9% 17.7% 6.8% 9.3% 10.5% 22.2% 2.2% 5.3% 9.8% (14.4%) 51.6% 38.2% 9.1% 7.4% 10.7% 10.7% 9.3% 1.3% 10.1% 21.7% 9.1% 15.1% 16.9% 24.4% 8.7% 16.3% 8.1% (6.7%) 44.3% 37.3%

Power Brands Continue to Significantly Outpace the Category

Consistent with our strategy, Power Brands grew to 87% of retail sales as we continue to prioritize our investments and reduce emphasis on Foundation Brands

Power Brands Retail Sales YoY Change[1]



Total Salty Snacks
Utz Power Brands
7.1%
11.1%
9.1%
17.2%
13 weeks Ended 12/27/20
52 weeks Ended 12/27/20

Foundation Brands Retail Sales YoY Change[1][2]



Total Salty Snacks
Utz Foundation Brands
7.1%
(1.2%)
9.1%
3.2%
13 weeks Ended 12/27/20
52 weeks Ended 12/27/20

Power Brands

Pork Skins

Foundation Brands

Chips/Cheese

Other[2]

- Partner Brands
- Private Label

(1) Source: IRI Custom Panel, Total US MULO + C, 13-weeks and 52-weeks ended 12/27/2020; % YoY Growth compared to the comparable period in the prior year on a pro forma basis.
(2) IRI does not include Partner Brands and Private Label retail sales.

7

℠ 8 Source: SPINS, Total US – Natural Enhanced Channel (TPL) Natural Channel Retail Sales YoY Growth “Better-for-You” Portfolio Performing Well in Natural Channel 13 weeks Ending 12/27/20 52 weeks Ending 12/27/20 Total Salty Snacks 9.2% 10.6% 16.2% 21.2% Our Boulder Canyon brand grew ~40% and had the #1 selling potato chip SKU in the Natural Channel in 2020 (Avocado Oil Sea Salt)

Buyers Have Increased Significantly and Repeat Rates Have Risen

# of Buyers (in M) and $ per Buyer



+3.0M More Buyers
57.9
60.9
$19.51
$21.51
52wk 12/29/19
52wk 12/27/20

% of Buyers Repeating Purchases – Utz + Truco



Repurchased Twice or More
Repurchased Once
Bought Once, Did Not Repurchase
50.5%
17.8%
31.7%
53.0%
17.0%
30.0%
52wk 12/29/19
52wk 12/27/20

Utz Realized the Most New Buyers of Any Salty Snack Competitor for the 52-weeks ended December 27, 2020

- ***Increase in buyers was diversified across demographics, income brackets, and geographies***
  - *~75% of new buyers from middle and high-income demographics*
  - *~80% of new buyers from Millennials and Gen X*

Source: IRI Custom Panel, Total US - All Outlets; "Buyers" equivalent to est. households. # of Buyers and Dollars per Buyer on a pro forma basis.

9

℠ 10 Strong Performance Continues Across All Major Channels Retail Channel Sales YoY Change (1) IRI, Total US MULO + C. on a pro forma basis. MULO + C Grocery Mass Club C-Store Total Salty Snacks 13 W ee ks En di ng 1 2/ 27 /2 0 52 W ee ks En di ng 1 2/ 27 /2 0 Utz gained share in all major channels in FY 2020 Utz Rank(1) Utz Retail Sales(1) #3 $1.3B #3 $697M #3 $260M #2 $113M #5 $181M 7.1% 11.9% 10.1% 14.6% (6.5%) 9.3% 13.8% 7.9% 11.6% (4.1%) 9.1% 15.1% 11.3% 17.0% (6.1%) 15.1% 21.3% 16.2% 17.9% (3.9%)

℠ 11 (1) IRI Custom Panel, Total US MULO + C. on a pro forma basis. See appendix for further details on geographic areas. Geographic Retail Sales YoY Change Expansion & Emerging Geographies Driving Share Gains Total US Core Expansion Emerging Total Salty Snacks 13 W ee ks En di ng 1 2/ 27 /2 0 52 W ee ks En di ng 1 2/ 27 /2 0 Continued expansion across U.S. with growth across all geographies Utz Retail Sales Mix & Rank(1) ~50% / #2 ~30% / #4 ~20% / #5 7.1% 6.7% 8.4% 7.3% 9.3% 5.7% 13.7% 14.3% 9.1% 9.0% 9.7% 9.6% 15.1% 11.9% 20.4% 19.1%

℠ 89% 98% 104% 125% 12 Source: IRI eMarket Insights and IRI Syndicated Market Advantage; % YoY sales growth as compared to the comparable period in the prior year on a pro forma basis. Note: IRI e-Commerce includes direct-to-the-consumer and “click and collect” Instacart. Outpacing Category eCommerce Growth 52 weeks Ended 12/29/19 52 weeks Ended 12/27/20 eCommerce Retail Sales YoY Change eCommerce % of Retail Sales Total Salty Snacks 13 weeks Ended 12/27/20 52 weeks Ended 12/27/20 13 weeks Ended 12/29/19 13 weeks Ended 12/27/20 We will continue to increase our investments in eCommerce in 2021 4.4% 8.2% 3.5% 6.8%

HIGHLY CONFIDENTIAL 13 4Q / FY20 Results & FY21 Outlook Cary Devore, Chief Financial Officer

℠ 14 Note: Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted EBITDA Margin and Pro Forma Net Sales are non-GAAP financial measures. See appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP measures. (1) Assumes the Company owned Kennedy Endeavors, Kitchen Cooked, H.K. Anderson and Truco Enterprises on the first day of fiscal 2019. (2) Q4 2020 results benefited from the impact of the 53rd week and contributions from the H.K. Anderson and Truco Enterprises acquisitions. The company estimates the “extra week” contributed approximately $16M in Net Sales and $3M in Adjusted EBITDA. The company estimates the acquisitions of H.K. Anderson and Truco Enterprises contributed $11.1M in Net Sales and $2.0M in Adjusted EBITDA. 201.8 246.3 4Q19 4Q20(2) +22.1% Net Sales Adj. Gross Profit (% margin) Adj. EBITDA (% margin) ($ in M) ($ in M) ($ in M) 71.0 90.5 4Q19 4Q20(2) +27.5% 16.6 34.0 4Q19 4Q20(2) +104.8% 35.2% 36.7% 13.8% 8.2% Fourth quarter results benefited from organic growth, the impact of the 53rd week, and contributions from acquisitions Pro forma net sales on a comparable 13-week basis increased 6.8% in Q4 2020(1) Delivered Strong 4Q Results In-line with Our Expectations

℠ 15 Robust Net Sales Growth Q4 Net Sales YoY Growth Decomposition FY20 Net Sales YoY Growth Decomposition Q4 growth driven by volume gains, price/mix, acquisitions, and the 53rd week (1) Estimated impact due to conversion of employee-serviced DSD routes to independent operator-serviced routes. (2) Acquisitions include partial period results of Truco Enterprises from 12/14/2020 to 1/3/2021; H.K. Anderson from 11/2/2020 to 1/3/2021; Kennedy Endeavors from 10/21/2019 through 1/3/2021; and Kitchen Cooked from 12/30/19 through 1/3/2021. (2) (1) (1) (2)

℠ 16 Continued Margin Expansion Q4 Adjusted EBITDA Margin Decomposition FY20 Adjusted EBITDA Margin Decomposition Increased volume leverage in manufacturing, price/mix, lower commodity costs, accretive acquisitions and the 53rd week drove Adjusted EBITDA margin expansion Note: Adjusted EBITDA Margin is a Non-GAAP financial measure. See appendix for reconciliation of Non-GAAP financial measures to most directly comparable GAAP measures.

℠ 17  Balance Sheet – Strong cash balance of $46M and approximately $106 million on ABL credit facility available at fiscal 2020 year-end – On January 20, 2021 announced term loan refinancing related to the Truco Enterprises / ON THE BORDER® acquisition • Placed a new $720M Term Loan B due 2028 with pricing of LIBOR + 300 bps / 0.00% Floor / 99.75 OID (B1/B) • Resulted in 2020 pro forma net leverage ratio of approximately 3.7x(1)  Capital expenditures of $6.9M in Q4 and $21.7M in FY20 – Excludes spend of $3.4M in Q4 and $7.4M in FY20 related to the Company’s cloud-based ERP implementation  Final ERP modules went live in February 2021 – Will provide enhanced analytics, aiding in productivity as well as revenue and trade management  Reaccelerating the independent operator (IO) conversion in 2021 after a brief pause in 2020 due to COVID-19 and ERP implementation Balance Sheet and Other Items (1) Pro forma net leverage ratio based on 52-week Normalized Further Adjusted EBITDA of approximately $186.4M and Pro Forma Net Debt of $691.7M. Sources Uses New Term Loan B $720 Existing Term Loan B Payoff $411 Cash from Balance Sheet 56 Bridge Loan Payoff 358 Fees & Expenses 7 Total Sources $776 Total uses $776 Note: Cash from Balance Sheet consists of approximately $50M of cash received from redemption of warrants and $6M of operating cash.

Fiscal 2021 Outlook

Long-term organic growth algorithm of 3 to 4% Net Sales growth and 6 to 8% Adjusted EBITDA growth remains intact

	2020 Pro Forma (52 weeks)	2021 Outlook
Net Sales(1)	*$1.16B*	**Consistent with 2020 pro forma net sales and assumes modest organic growth** *Equates to 2-year CAGR of approx. 6%*
Adjusted EBITDA(2)	*$181M*	**$180 – $190M(3)** *Assumes $48-$52M from acquisitions*
Adjusted EPS	*N/A*	**$0.70 – $0.75** *Assumes fully-diluted shares on an as converted basis of ~142M*

Key Considerations

- 2020 new buyer growth and increased retention rates provides strong foundation for 2021
- Pro forma net sales growth led by incremental distribution in Food and Mass channels, new store growth in Convenience, innovation, and price/mix, offset by COVID-19-related lap
- Pricing to help offset commodity inflation of approximately 4%
- Increase in productivity from 1% to 2% of COGS helps to offset inflation and funds continuing increases in marketing spend
- Estimate $2M contribution to Adj. EBITDA from Truco synergies and excludes approximately $5M of unrealized cost synergies from acquisitions expected to occur in 2022 and beyond

Note: Pro Forma Net Sales, Adjusted EBITDA and Adjusted EPS and are non-GAAP financial measures. See appendix for reconciliation of non-GAAP financial measures to most directly comparable GAAP measures.

(1) 2020 Pro Forma Net Sales includes $1.14 billion of pro forma net sales on a 52-week comparison basis as defined in the reconciliation tables that accompany this press release, and also assumes $20 million of net sales for Vitner's to align with the expectation for FY 2021 (11 months of results from operating and SKU rationalization activity). The Company's 2021 pro forma net sales growth rate outlook is inclusive of the impact from the conversion of employee-serviced DSD routes to independent operator-serviced routes.

(2) 2020 Further Adjusted EBITDA includes $179 million of Further Adjusted EBITDA on a 52-week comparison basis as defined in the reconciliation tables that accompany this press release and also includes $2 million for Vitner's Adjusted EBITDA to align with the expectation for FY 2021 (11 months of results from operating and SKU rationalization activity).

(3) Excludes approximately $5M of unrealized run-rate cost synergies from acquisitions expected to occur in 2022 and beyond.

Utz BRANDS

18

℠ 19 Fiscal 2021 Outlook (cont.) Additional Assumptions  Funded $25M Vitner's acquisition in February 2021 with balance sheet cash  Expecting 200-250 Independent Operator (“IO”) route conversions in 2021  Core D&A of $25 – $27M and step-up D&A of $57 – $59M (both comprised of approximately 2/3 cost of goods sold and 1/3 SG&A expense)  Capital expenditures of $30 – $40M in order to drive productivity efforts  Cash interest expense of approximately $30 million(1)  Effective cash tax rate of 23.0 - 25.0% (% of pre-tax book income)  Net leverage ratio of approximately 3.5x by end of 2021(2) (1) Excludes amortization of deferred financing fees, interest expense related to loans to independent operators that we guarantee, and interest income. Includes $250M notional interest rate hedge expiring in September 2022 that fixes 1 month LIBOR at 1.339%. (2) Includes unrealized cost synergies of approximately $5M million from acquisitions.

℠ 20 Driving Towards 3 to 4% Annual Productivity as a % of COGS (% of COGS)  Manufacturing Efficiencies  Line automation  Equipment upgrades/expansion  Waste/scrap reduction  Network Optimization  Distribution optimization  Pallet/case efficiency  Order management automation  Product Design  Bag/case pack efficiencies  Packaging material utilization  Multiple supplier qualifications  Sourcing  Flexible formulas  Purchasing inputs  Indirect sourcing standardization 2% 2023E2020 Actual 2021E 1% Productivity Targets(1) Targets by Category Key Drivers (1) Excluding FY 2020 and FY 2021 acquisitions. 3 – 4%

℠ Incremental Marketing Investments In 2021 21  Focusing on elevating insights, expanding capabilities and creating consumer pull of our Power Brands, and in particular, Utz®, ON THE BORDER®, and Zapp’s®  Shift away from sports sponsorships in order to deliver targeted brand messages  Targeting growth in Digital and e-Commerce spend of approximately 60% versus 2020  Realizing brand lift above platform benchmarks and positive returns from Digital and e-Commerce investments  Launched updated Utz website (utzsnacks.com) and DTC e-Commerce platform in February 2021

℠ Introducing New Innovation in High Growth Segments 22 Flavored Pretzels are 35% of Sub-Category and growing over 30%, and Utz is meaningfully underweight in flavored (<10% of our mix)(1) (1) Source: IRI, Total US MULO + C Authentic Mexican Style and Flavor Portfolio Expansion Expansion in C-store and On-the-Go 100 Year Celebration and Seasonal Offering Iconic Flavors extended into New Textures Protein Powered Snacking

HIGHLY CONFIDENTIAL Closing Remarks Dylan Lissette, Chief Executive Officer 23

℠ Actively Deploying Our Value Creation Strategies 24 1. Drive Productivity 2. Optimize Revenue and Trade 3. Improve Margin Mix 1. Focus on Branded Snacking in the U.S. 2. Deliver Strong Synergies 1. Accelerate Power Brands Through Enhanced Marketing and Innovation 2. Expand Distribution in Underpenetrated Channels and Customers 3. Continue National Geographic Expansion 4. Increase Presence in Key Salty Snack Sub-Categories and Adjacencies Reinvest to Accelerate Revenue Growth Reduce Costs and Enhance Margins Continue Strategic Acquisitions Value Creation Strategies ℠

℠ Well-Positioned for Long-Term Growth Gained Most Buyers (3M) in Salty Snack Category in 2020(1) and Repeat Rates are Increasing – New buyers diversified across demographics, income brackets and geographies – Repeat rates grew to nearly 70% and we are increasing our brand marketing / eCommerce investments Geographic Whitespace and Underpenetrated Channels Support Continued Topline Growth – Share in the Core regions is >9%, while share in Expansion is <5% and Emerging is <3% – Opportunity in Mass & C-store channels remains strong Productivity Efforts Enable Incremental Marketing and Innovation To Accelerate Revenue Growth – Productivity expected to double to 2% of COGS in 2021 – Higher mix of digital and e-Commerce spend Infrastructure Improvements will Enable Our Platform to Continue to Scale – Implementing new ERP system company-wide – New low-cost debt financing provides increased flexibility Strategic Acquisitions Deliver Strong Synergies and Enhanced Competitive Position – Three strategic acquisitions since going public and pipeline remains active – Acquisitions facilitate long-term organic growth of Utz Power Brands while building geographic, sub- category, and channel scale 25 (1) Based on last-52 weeks ended 12/27/2020

℠ 26 Celebrating 100 Years of Utz Salty Snacks

HIGHLY CONFIDENTIAL Appendix 27

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Net Sales and Pro Forma Net Sales *(dollars in millions)*	14-Wks Ended 1/3/21	1-Wk Ended 1/3/21	13-Wks Ended 12/27/20	13-Wks Ended 12/29/19	53-Wks Ended 1/3/21	1-Wk Ended 1/3/21	52-Wks Ended 12/27/20	52-Wks Ended 12/29/19
Net Sales	**$ 246.3**	**$ 15.9**	**$ 230.4**	**$ 201.8**	**$ 964.3**	**$ 15.9**	**$ 948.4**	**$ 768.2**
Conagra DSD Snacks (Kennedy) Pre-Acquisition Net Sales			-	8.2			-	88.8
Kitchen Cooked Pre-Acquisition Net Sales			-	2.2			-	8.5
HKA Pre-Acquisition Net Sales			1.1	3.1			8.0	10.9
Truco Pre-Acquisition Net Sales			37.1	36.2			187.8	146.2
Pro Forma Net Sales			**$ 268.6**	**$ 251.5**			**$ 1,144.2**	**$ 1,022.6**

Gross Profit, Adjusted Gross Profit and PF Adj Gross Profit *(dollars in millions)*	14-Wks Ended 1/3/21	1-Wk Ended 1/3/21	13-Wks Ended 12/27/20	13-Wks Ended 12/29/19	53-Wks Ended 1/3/21	1-Wk Ended 1/3/21	52-Wks Ended 12/27/20	52-Wks Ended 12/29/19
Gross Profit	$ 81.6	$ 4.9	$ 76.7	$ 65.7	$ 332.7	$ 4.9	$ 327.8	$ 253.8
Depreciation and Amortization	7.5	-	7.5	5.3	31.3	-	31.3	16.8
Non-Cash, non-recurring adjustments	1.4	-	1.4	-	1.4	-	1.4	-
Adjusted Gross Profit	***$ 90.5***	***$ 4.9***	***85.6***	***71.0***	***$ 365.4***	***$ 4.9***	***360.5***	***270.6***
Adjusted Gross Margin as a % of Net Sales	36.7%	30.8%	37.2%	35.2%	37.9%	30.8%	38.0%	35.2%
Depreciation and Amortization - COGS			(7.5)	(5.3)			(31.3)	(16.8)
Conagra DSD Snacks (Kennedy) Pre-Acquisition Gross Profit			-	2.3			-	28.0
Kitchen Cooked Pre-Acquisition Gross Profit			-	1.3			-	5.2
HKA Pre-Acquisition Gross Profit			0.1	0.5			1.1	1.6
Truco Pre-Acquisition Gross Profit			14.5	15.0			76.9	58.8
Pro Forma Gross Profit			***92.7***	***84.8***			***407.2***	***347.4***
Depreciation and Amortization			7.5	5.3			31.3	16.8
Conagra DSD Snacks (Kennedy) Pre-Acquisition D&A			-	0.5			-	2.0
HKA Pre-Acquisition D&A			-	-			-	-
Truco Pre-Acquisition D&A			-	-			-	-
Depreciation and Amortization - Total			7.5	5.8			31.3	18.8
Pro Forma Adjusted Gross Profit			***$ 100.2***	***$ 90.6***			***$ 438.5***	***$ 366.2***
Pro Forma Adjusted Gross Margin as a % of Pro Forma Net Sales			37.3%	36.0%			38.3%	35.8%

28

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Adjusted Selling and Administrative Expense (dollars in millions)	14-Wks Ended 1/3/21	1-Wk Ended 1/3/21	13-Wks Ended 12/27/20	13-Wks Ended 12/29/19	53-Wks Ended 1/3/21	1-Wk Ended 1/3/21	52-Wks Ended 12/27/20	52-Wks Ended 12/29/19
Selling and Administrative Expense -Selling and Admin Expense - Incl Depreciation and Amortization	$ 82.2	$ 1.8	$ 80.4	$ 80.5	$ 303.1	$ 1.8	$ 301.3	$ 228.3
Depreciation and Amortization in Selling and Administrative Expense	(7.7)	-	(7.7)	(3.4)	(19.2)	-	(19.2)	(12.5)
Non-Cash, and/or Non-recurring Adjustments	(17.6)	-	(17.6)	(20.1)	(50.5)	-	(50.5)	(34.2)
Adjusted Selling and Administrative Expense	*$ 56.9*	*$ 1.8*	*55.1*	*57.0*	*$ 233.4*	*$ 1.8*	*231.6*	*181.6*
Conagra DSD Snacks (Kennedy) Pre-Acquistion D&A			-	2.3			-	21.2
Kitchen Cooked Pre-Acquisition D&A			-	1.6			-	5.5
HKA Pre-Acquisition Selling & Admin Expense			-	-			-	-
Truco Pre-Acquisition Selling & Admin Expense			5.3	7.6			30.2	30.5
Pro Forma Adjusted Selling and Administrative Expense			*$ 60.4*	*$ 68.5*			*$ 261.8*	*$ 238.8*
Pro Forma Adjusted Selling and Administrative Expense as % of Pro Forma Net Sales			22.5 %	27.2 %			22.9 %	23.4 %

Adjusted Net Income

(dollars in millions)	14-Wks Ended 1/3/21	13-Wks Ended 12/29/19	53-Wks Ended 1/3/21	52-Wks Ended 12/29/19
Net Loss	$ (13.6)	$ (24.0)	$ (12.6)	$ (13.4)
Depreciation and Amortization	15.2	8.7	50.5	29.3
Non-Acquisition Related Depreciation and Amortization	(8.2)	(6.3)	(27.5)	(20.7)
Acquisition Step-Up Depreciation and Amortization:	*7.0*	*2.4*	*23.0*	*8.6*
Certain Non-Cash Adjustments	4.9	7.5	3.2	9.4
Acquisition and Integration	8.6	5.5	40.0	3.3
Business and Transformation Initiatives	5.3	4.3	8.8	5.1
Financing-Related Costs	0.1	4.5	2.7	4.7
Other Non-Cash and/or Non-Recurring Adjustments	*18.9*	*21.8*	*54.7*	*22.5*
Income Tax-Rate Adjustment(1)	8.1	0.3	(2.9)	(0.9)
Adjusted Net Income	*$ 20.4*	*$ 0.5*	*$ 62.2*	*$ 16.8*

(1) Income Tax Rate Adjustment calculated as (Loss) Income before taxes plus (i) Acquisition, Step-Up Depreciation and Amortization and (ii) Other Non-Cash and/or Non-Recurring Adjustments, less the difference between cash tax and the actual tax provision recorded in the Consolidated Statement of Operations and Comprehensive Income (Loss). Cash tax includes corporate income tax payments plus non-resident withholding and tax distributions, which are considered equivalent to tax.

29

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Depreciation & Amortization *(dollars in millions)*	**14-Wks Ended 1/3/21**	**13-Wks Ended 12/29/19**	**53-Wks Ended 1/3/21**	**52-Wks Ended 12/29/19**
Core D&A - Non-Acquisition-related included in Gross Profit	$ 2.8	$ 4.5	$ 16.9	$ 13.5
Step-Up D&A - Transaction-related included in Gross Profit	4.7	0.8	14.4	3.3
Depreciation & Amortization - included in Gross Profit	*7.5*	*5.3*	*31.3*	*16.8*
Core D&A - Non-Acquisition-related included in Selling and Admin Expense	5.4	1.8	10.6	7.3
Step-Up D&A - Transaction-related included in Selling and Admin Expense	2.3	1.6	8.6	5.2
Depreciation & Amortization - included in Selling and Admin Expense	*7.7*	*3.4*	*19.2*	*12.5*
Depreciation & Amortization - Total	*$ 15.2*	*$ 8.7*	*$ 50.5*	*$ 29.3*
Core D&A	$ 8.2	$ 6.3	$ 27.5	$ 20.8
Step-Up D&A	7.0	2.4	23.0	8.5
Total D&A	*$ 15.2*	*$ 8.7*	*$ 50.5*	*$ 29.3*

EBITDA, Adjusted EBITDA, Further Adjusted EBITDA and Normalized Further Adjusted EBITDA *(dollars in millions)*	**14-Wks Ended 1/3/21**	**1-Wk Ended 1/3/21**	**13-Wks Ended 12/27/20**	**13-Wks Ended 12/29/19**	**53-Wks Ended 1/3/21**	**1-Wk Ended 1/3/21**	**52-Wks Ended 12/27/20**	**52-Wks Ended 12/29/19**
Net (Loss) Income	$ (13.6)	$ 3.1	$ (16.8)	$ (24.0)	$ (12.6)	$ 3.1	$ (15.7)	$ (13.4)
Plus non-GAAP adjustments:								
Income Tax (Benefit) or Expense	2.7	-	2.7	0.4	3.7	-	3.7	3.2
Depreciation and Amortization	15.2	-	15.2	8.7	50.5	-	50.5	29.3
Interest Expense, Net	11.5	-	11.5	10.4	40.0	-	40.0	48.3
Interest Income (IO loans)[1]	(0.7)	-	(0.7)	(0.7)	(2.4)	-	(2.4)	(3.4)
EBITDA	**15.1**	**3.1**	**11.9**	**(5.2)**	**79.2**	**3.1**	**76.1**	**64.0**
Certain Non-Cash Adjustments[2]	4.9	-	4.9	7.5	3.2	-	3.2	9.4
Acquisition and Integration[3]	8.6	-	8.6	5.5	40.0	-	40.0	3.3
Business Transformation Initiatives[4]	5.3	-	5.3	4.3	8.8	-	8.8	5.1
Financing-Related Costs[5]	0.1	-	0.1	4.5	2.7	-	2.7	4.7
Adjusted EBITDA	*$ 34.0*	*$ 3.1*	**30.8**	**16.6**	*$ 133.9*	*$ 3.1*	**130.8**	**86.5**
Adjusted EBITDA as a % of Net Sales	13.8 %	19.5 %	13.4 %	8.2 %	13.9 %	19.5 %	13.8 %	11.3 %
Conagra DSD Snacks (Kennedy) Pre-Acquisition EBITDA[6]			-	0.7			-	9.9
Kitchen Cooked Pre-Acquisition Adjusted EBITDA[6]			-	0.2			-	0.5
HKA Pre-Acquisition Adjusted EBITDA[6]			0.1	0.5			1.1	1.6
Truco Pre-Acquisition Adjusted EBITDA[6]			8.8	8.6			47.5	31.1
Further Adjusted EBITDA			*$ 39.7*	*$ 26.6*			*$ 179.4*	*$ 129.6*
Further Adjusted EBITDA as % of Pro Forma Net Sales			14.8 %	10.6 %			15.7 %	12.7 %

See footnotes in Utz's Q4 & FY20 earnings press release dated March 18, 2021.

30

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

Net Sales and Pro Forma Net Sales	FY 2019	FY 2020				FY 2020
(dollars in millions)	Q4	Q1	Q2	Q3	Q4	LTM
Net Sales - 53 Weeks	$ 201.8	$ 228.0	$ 242.0	$ 248.0	$ 246.3	$ 964.3
53rd Week	-	-	-	-	15.9	15.9
Net Sales - 52 Weeks	201.8	228.0	242.0	248.0	230.4	948.4
Conagra DSD Snacks (Kennedy) Pre-Acquisition Net Sales	8.2	-	-	-	-	-
Kitchen Cooked Pre-Acquisition Net Sales	2.2	-	-	-	-	-
HKA Pre-Acquisition Net Sales	3.1	2.3	2.1	2.5	1.1	8.0
Truco Pre-Acquisition Net Sales	36.2	42.4	59.1	49.2	37.1	187.8
Pro Forma Net Sales	*$ 251.5*	*$ 272.7*	*$ 303.2*	*$ 299.7*	*$ 268.6*	*$ 1,144.2*

Normalized / Further Adjusted EBITDA	FY 2019	FY 2020				FY 2020
(dollars in millions)	Q4	Q1	Q2	Q3	Q4	LTM
Further Adjusted EBITDA	$ 26.6	$ 39.8	$ 48.9	$ 51.0	$ 39.7	$ 179.4
Trade Spend Normalization(1)	6.3	-	-	-	-	-
Acquisition Synergies(2)	3.0	2.9	2.6	2.0	1.5	9.0
Public Company Costs(3)	(0.8)	(0.8)	(0.7)	(0.6)	-	(2.0)
Normalized / Further Adjusted EBITDA	*$ 35.1*	*$ 41.9*	*$ 50.8*	*$ 52.4*	*$ 41.2*	*$ 186.4*
Normalized / Further Adjusted EBITDA as % of Pro Forma Net Sales	14.0 %	15.4 %	16.7 %	17.5 %	15.4 %	16.3 %

(1) Reflects implementation in fiscal 2019 of a new system that enabled the Company to refine period-end estimates for trade spend reserves. This resulted in a one-time true-up charge of the trade spend reserve in fiscal 2019. The Company does not expect similar material true-ups to recur in future periods.

(2) Represents identified integration-related cost savings expected to be realized from the elimination of certain procurement, manufacturing, and logistics as well as selling and administrative expenses in connection with the acquisition of Conagra Snacks, Kitchen Cooked and Truco Enterprises.

(3) Represents estimated incremental costs of operating as a public company following closing of the business combination, including exchange listing and other fees; audit and compliance costs; investor relations costs; additional D&O insurance premium; legal expenses associated with public filings and other items; and cash compensation for the Board of Directors.

Utz BRANDS

31

℠ 32 Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures (1) Capital Leases exclude the impact of step-up accounting. (2) Excludes amounts related to guarantees on IO loans which are collateralized by routes. We have the ability to recover substantially all of the outstanding loan value in the event of a default scenario, which is uncommon. (3) Represents Net Debt calculation pro forma for refinancing closed on January 20, 2021. 2020 pro forma leverage calculation based on normalized further adjusted EBITDA for 52-week period. Net Debt (dollars in millions) 2020 Pro Forma(3) Term Loan $ 720.0 Capital Leases(1) 8.1 Deferred Purchase Price 1.5 Gross Debt(2) 729.6 Cash Excluding Warrant Cash (37.9) Total Net Debt $ 691.7 52-Weeks Normalized Further Adjusted EBITDA $ 186.4 Net Leverage Ratio 3.7x

Utz Brands, Inc. Share Count (as of January 22, 2021)(1)(2)

Share Description	Outstanding Securities(3)	Assumes Private Placement Warrants Are Net Settled	Notes(4)
Shares of Class A Common Stock held by Public	76,481,833	76,481,833	▪ Outstanding shares as of close of trading on the New York Stock Exchange (NYSE) January 22, 2021 ▪ Reflects the exchange of 900,000 Continuing Members' Common Company Units/Shares of Class V Common Stock into 900,000 shares of Class A Common Stock, which were gifted by the Continuing Members to the Rice Family Foundation, a charitable foundation.
Shares Underlying Continuing Members' Common Company Units/Shares of Class V Common Stock held by Continuing Members	60,349,000	60,349,000	
Total Outstanding Shares	**136,830,833**	**136,830,833**	
Private placement warrants	7,200,000	3,560,439	▪ Private placement warrants held by the Sponsor are exercisable for up to 7.20 million shares. Utz does not have redemption rights with respect to the private placement warrants. Assumes 3.56 million shares if the private placement warrants are "net settled" at $22.75 per share (equal to the closing price of a share of Class A Common Stock on the NYSE on January 22, 2021) at the election of the holder. Private placement warrants are exercisable at $11.50 per share. The private placement warrants expire 8/28/2025.
Total Shares and Warrants Outstanding	**144,030,833**	**140,391,272**	
Management and Board of Directors – Equity Incentives(5)	**1,716,790**	**1,716,790**	
Total Fully Diluted Shares (as-converted basis)	**145,747,623**	**142,108,062**	

(1) Data as of January 22, 2021, except as noted in this slide. All share numbers and dollar amounts are subject to adjustment for stock splits or other similar events.
(2) Presentation is meant to provide share counts for illustration and information purposes only and share counts stated under the column "Assumes Private Placement Warrants are Net Settled" are based on the assumptions indicated. Different assumptions, particularly as it relates to the price used for any "net settlement," of warrants, will yield different results. These assumptions are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Utz's actual share counts may differ from those based on these assumptions and consequently, you should not rely on these forward looking statements as predictions of future events. The information provided is not presented in accordance with Accounting Standards Codification (ASC) 260, Earnings Per Share (ASC 260) and does not represent a computation of weighted average shares nor are the numbers appropriate for calculating Basic or Diluted EPS under ASC 260.
(3) Assumes the exercise price for each private placement warrant is paid in cash. The aggregate exercise price for all outstanding private placement warrants is approximately $82.8 million.
(4) This presentation is not a complete summary of all relevant terms and conditions related to the shares or any units, including with respect to vesting or other key terms. For more information, see Utz's SEC filings.
(5) These awards are comprised of RSUs, PSUs and stock options granted as of January 22, 2021. Share number represents all shares underlying awards granted and reflects total gross shares underlying stock options and target number of shares under the PSUs (e.g. does not use the treasury stock method). The total authorized shares under Utz's Omnibus Equity Incentive Plan include 9.5 million shares of Class A Common Stock, plus shares of Class A Common Stock reserved for issuance under the 2020 LTIP. In addition, Utz has reserved 1.5 million shares of Class A Common Stock under the Employee Stock Purchase Plan.

utz BRANDS
33

Utz Geographic Regions[1]



WA
OR
CA
NV
ID
MT
WY
UT
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
RI
CT
NJ
DE
MD
DC
AK
HI
Core
Expansion
Emerging

Utz Geography Share Positions[1]

- Core: 9.3%
- Expansion: 4.5%
- Emerging: 2.5%

Source: IRI, Total US MULO + C. on a pro forma basis for FY 2020 acquisitions.
(1) Based on Utz's IRI custom definitions for the 52-week period ended December 27, 2020. Definitions adjusted to reflect FY 2020 geographic share positions, including Truco.

utz BRANDS 34